Exhibit 99.1

   Hungarian Telephone and Cable Announces Results for Second Quarter of 2005

    SEATTLE--(BUSINESS WIRE)--Aug. 12, 2005--Hungarian Telephone and Cable Corp. (AMEX:HTC) today announced results for the second quarter and six months ended June 30, 2005. Results for the three and six months ended June 30, 2005 include the results of PanTel for three and four months, respectively.

    RESULTS FOR SECOND QUARTER

    For the quarter ended June 30, 2005, the Company reported net telephone service revenues of $30.7 million, an increase of 109% compared with the second quarter of 2004. Net measured service and subscription revenues increased 20% to $14.8 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 668% to $14.6 million, over the comparable period during 2004.
    Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and variable option non-cash accounting charges, were $4.8 million and $15.0 million, respectively, compared with $3.8 million and $9.0 million in the same period last year. This represents growth of 26% in pro-forma net income and 67% growth in adjusted EBITDA comparing the two periods, while pro-forma diluted earnings per share were $0.33 for the quarter ended June 30, 2005.
    The Company's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $8.5 million and $0.9 million, respectively, for the three months ended June 30, 2005, compared with income from operations of $6.1 million and net income attributable to common stockholders of $2.4 million in the same period last year. Diluted earnings per share was $0.06 for the quarter ended June 30, 2005, compared with diluted earnings per share of $0.19 in the same period last year. The Company's results were affected by non-recurring compensation expenses during the quarter of $1.3 million. The Company reported a net foreign exchange loss of $0.9 million for the quarter ended June 30, 2005, compared to a net loss of $1.7 million for the second quarter of 2004. The loss for the quarter reflects a lower rate of devaluation of the Hungarian forint against the euro in the second quarter of 2005 as compared to 2004. Included in the results for the quarter is a $3.8 million loss due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. This loss is due to a significant downward movement, as of June 30, in the market value of interest rate swaps. If the market prices of interest rate swaps moves upward from June 30 levels, as is the case presently, the Company would record a gain on the change in the fair value of its interest rate swaps at its next reporting date. If the market prices of interest rate swaps continue to move downwards from June 30 levels, the Company would record an additional loss on the change in the fair value of its interest rate swaps at its next reporting date.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".
    Cash from operations for the second quarter of 2005 was $8.9 million, an increase of 31% on a year-over-year basis. HTCC had cash and cash equivalents of $30.6 million at June 30, 2005.

    RESULTS FOR SIX MONTHS

    For the six months ended June 30, 2005, the Company reported net telephone service revenues of $51.1 million, an increase of 69% compared with the first six months of 2004. Net measured service and subscription revenues increased 10% to $27.9 million, while other operating revenues, which includes revenues generated from the provision of leased lines, ADSL access, VPN services, Internet services and other services, increased 458% to $21.2 million, over the comparable period during 2004.
    Pro-forma net income and adjusted EBITDA, which excludes foreign exchange losses/gains, fair value changes on interest rate swaps and variable option non-cash accounting charges, were $8.6 million and $24.9 million, respectively, compared with $8.4 million and $18.8 million in the same period last year. This represents growth of 2% in pro-forma net income and 32% growth in adjusted EBITDA comparing the two periods, while pro-forma diluted earnings per share were $0.60 for the six months ended June 30, 2005.
    The Company's income from operations and net income attributable to common stockholders, determined in accordance with U.S. generally accepted accounting principles (GAAP), were $14.0 million and $0.1 million, respectively, for the six months ended June 30, 2005, compared with income from operations of $12.8 million and net income attributable to common stockholders of $10.1 million in the same period last year. Diluted earnings per share was $0.01 for the six months ended June 30, 2005, compared with diluted earnings per share of $0.79 in the same period last year. The Company's results were affected by non-recurring compensation expenses during the period of $1.3 million. The Company reported a net foreign exchange loss of $4.5 million for the six months ended June 30, 2005, compared to a net gain of $2.0 million for the same period in 2004. The loss for the period reflects the devaluation of the Hungarian forint against the euro, on the Company's 150.0 million euro average outstanding debt during the six months ended June 30, 2005, compared to the appreciation of the Hungarian forint against the euro, on the Company's 50.4 million euro average outstanding debt during the same period in 2004. Included in the results for the six months is a $3.8 million loss due to changes in the fair value of the Company's interest rate swaps which were entered into on March 31, 2005. This loss is due to a significant downward movement, as of June 30, in the market value of interest rate swaps. If the market prices of interest rate swaps moves upward from June 30 levels, as is the case presently, the Company would record a gain on the change in the fair value of its interest rate swaps at its next reporting date. If the market prices of interest rate swaps continue to move downwards from June 30 levels, the Company would record an additional loss on the change in the fair value of its interest rate swaps at its next reporting date.
    A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures".
    Cash from operations for the six months ended June 30, 2005 was $21.3 million, an increase of 44% on a year-over-year basis.

    COMMENTS FROM TORBEN V. HOLM

    Commenting on these results, Torben V. Holm, President and Chief Executive Officer stated, "This is the first quarter which fully includes the results of Pantel. We are pleased with the financial performance of Pantel and what it is contributing to the results of the HTCC Group. I am happy to report that the organizational integration of Hungarotel and Pantel is already at an advanced stage and as a consequence of this we are positioned to realize the cost synergies we were expecting beginning in 2006. In addition, despite intensified competition within the Hungarian telecommunications market, we have realized improvements in our operational results."

    NON-GAAP FINANCIAL MEASURES

    The Company uses certain non-GAAP financial measures in evaluating its performance. These include pro-forma net income and Adjusted EBITDA (earnings before interest expense, interest income, foreign exchange gains/loss, taxes, depreciation and amortization, fair value changes on interest rate swaps and other, net). A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures referred to in this press release are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income/loss reflected in the statement of operations and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.
    Pro-forma net income is net income without taking into account the recorded foreign exchange gain/loss, fair value changes on interest rate swaps and non-cash variable option accounting charges. The Company adopted variable option accounting for stock options in the fourth quarter of 2004 as a result of modifications to its stock option plans. The variable option charge is non-cash and, due to its potentially volatile effect on the statement of operations, management believes that its exclusion from pro-forma net income provides additional information in measuring the financial performance of the Company. The fair value changes on interest rate swaps is non-cash and represents the value to be paid/received by the Company, at the balance sheet date, for terminating its interest rate swap obligations. The Company is required under the terms of its credit agreement to maintain, at all times, some form of interest rate hedging protection.
    Adjusted EBITDA is cash flow from operations adjusted for changes in working capital, income taxes paid, interest paid, interest received, and other miscellaneous changes.
    Management uses these non-GAAP financial measures for various purposes including: measuring and evaluating the Company's financial and operational performance; making compensation decisions; planning and budgeting decisions; and financial planning purposes. The Company believes that presentation of these non-GAAP financial measures is useful to investors because it (i) reflects management's view of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing the Company and its liquidity. While the Company utilizes these non-GAAP financial measures in managing its business and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on the Company's cash flow. Pro-forma net income does not take into account the foreign exchange gains/losses, however these gains/losses may recur in future periods depending upon currency movements. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.
    The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

    ABOUT HUNGARIAN TELEPHONE AND CABLE CORP.

    Hungarian Telephone and Cable Corp. is the leading alternative telecommunications service provider in the Republic of Hungary with a presence in other countries in Central and Eastern Europe.

    Note: This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These and all forward-looking statements are only predictions or statements of current plans that are constantly under review by the Company. Such statements are qualified by important factors that may cause actual results to differ from those contemplated, including as a result of those factors detailed from time to time in the company's Securities and Exchange Commission filings. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                  Hungarian Telephone and Cable Corp.
                         Financial Highlights
                 (In Millions, Except Per Share Data)
                              (unaudited)

                         Statements of Income

                                             Three Months  Six Months
                                                 Ended        Ended
                                                June 30      June 30
                                             ------------ ------------
                                              2005  2004   2005  2004
                                              ----- -----  ----- -----

Measured Service Revenues                    $12.3 $ 7.7  $21.3 $15.8
Subscription Revenues                          6.3   6.0   12.6  12.3
Net Interconnect Charges                      (3.8) (1.4)  (6.0) (2.8)
                                              ----- -----  ----- -----
     Net Measured Service and
     Subscription Revenues                    14.8  12.3   27.9  25.3
Connection Fees                                0.2   0.5    0.5   1.1
Wholesale revenues                             1.1     -    1.5     -
Other Operating Revenues, net:
     Provision of direct lines                 9.3   1.1   13.3   2.1
     ADSL access, VPN services                 2.2   0.1    3.2   0.2
     Internet Services                         1.9   0.1    2.6   0.2
     Other                                     1.2   0.6    2.1   1.3
                                              ----- -----  ----- -----
Other Operating Revenues Total                14.6   1.9   21.2   3.8
                                              ----- -----  ----- -----
     Telephone Service Revenues, Net          30.7  14.7   51.1  30.2
                                              ----- -----  ----- -----

Income from Operations                         8.5   6.1   14.0  12.8
Interest Expense                               3.3   2.3    7.1   4.8
Fair Value Changes on Interest Rate Swaps
 (Loss) Gain                                  (3.8)    -   (3.8)    -
Net Income                                     0.9   2.4    0.1  10.1
Net Income Per
     Common Share:
          Basic                              $0.07 $0.20  $0.01 $0.82
          Diluted                            $0.06 $0.19  $0.01 $0.79
Weighted Average Number of Shares
     Outstanding:
          Basic                               12.7  12.3   12.7  12.3
          Diluted                             14.6  12.9   14.4  12.9



                            Balance Sheet

                                            Quarter Ended  Year Ended
                                               June 30     December 31
                                                 2005         2004
                                             ------------ ------------
                                             (unaudited)

Current Assets                              $       75.4 $       21.1
Property, Plant and
     Equipment, net                                166.1        129.4
Total Assets                                       309.9        192.3

Total Current Liabilities                           60.6         35.6
Long Term Debt                                     171.6         71.7
Total Stockholders Equity                           72.3         81.5
Total Liabilities and
     Stockholders Equity                           309.9        192.3



Reconciliation of Non-GAAP Financial Measures:

Net Income to Pro-Forma Net Income Excluding Certain Items
(In Millions)
(unaudited)

                                             Three Months  Six Months
                                                Ended         Ended
                                               June 30       June 30
                                             ------------ ------------
                                              2005  2004   2005  2004
                                             ------------ ------------

Net Income as Reported                         0.9   2.4    0.1  10.1

Foreign Exchange Loss (Gain)                   0.9   1.7    4.5  (2.0)

Variable option accounting charge (non-cash)  (0.1)    -    1.7     -

Fair Value Changes on Interest Rate Swaps
 Loss (Gain)                                   3.8     -    3.8     -

Deferred Income Tax effect on
     Pro-Forma Adjustments                    (0.7) (0.3)  (1.5)  0.3
                                             ------------ ------------
Pro-Forma Net Income Excluding Certain Items   4.8   3.8    8.6   8.4
                                             ============ ============


Net Income Per Share Fully Diluted to Pro-Forma Net Income Per Share
 Fully Diluted
Excluding Certain Items
(unaudited)

                                             Three Months Six Months
                                                 Ended        Ended
                                                June 30      June 30
                                             ------------ ------------
                                              2005  2004   2005  2004
                                             ------------ ------------

Net Income as Reported                        0.06  0.19   0.01  0.79

Foreign Exchange Loss (Gain)                  0.06  0.13   0.31 (0.16)

Fair Value Changes on Interest Rate Swaps
 Loss (Gain)                                 (0.00)    -   0.12     -

Interest Rate Swap Loss (Gain)                0.26     -   0.26     -

Deferred Income Tax effect on
     Pro-Forma Adjustments                   (0.05)(0.02) (0.10) 0.02
                                             ------------ ------------
Pro-Forma Net Income Excluding Certain Items  0.33  0.30   0.60  0.65
                                             ============ ============


Cash Flow from Operations to Adjusted EBITDA
(In Millions)
(unaudited)

                                            Three Months   Six Months
                                                Ended         Ended
                                               June 30       June 30
                                            ------------- ------------
                                              2005  2004   2005  2004
                                            ------------- ------------

Cash Flow from Operations                      8.9   6.8   21.3  14.8

Changes in Working Capital                     2.5   0.9    0.4   1.6
Income Taxes Paid                              0.3     -    0.3     -
Interest Paid                                  3.5   2.2    4.8   3.9
Interest Received                             (0.2) (0.8)  (0.4) (1.4)
Variable option acct. (non-cash)               0.1     -   (1.6)    -
Other                                         (0.1) (0.1)   0.1  (0.1)
                                            ------------- ------------
Adjusted EBITDA                               15.0   9.0   24.9  18.8
                                            ============= ============


     CONTACT: Hungarian Telephone and Cable Corp.
              William McGann, Controller and Treasurer
              Hungary: (011) 361-474-7700
              U.S.: 206-654-0204